FIRST AMENDMENT OF AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This **FIRST AMENDMENT OF AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT** ("Amendment") is dated as of September 15, 2010, by and between SYNTHETECH, INC. an Oregon corporation, having a place of business at 1290 Industrial Way Albany, OR 97322 ("Borrower") and ACCESS BUSINESS FINANCE LLC,a Washington limited liability company, having a principal place of business at 14205 S. E. 36th Street, Suite 350, Bellevue, WA 98006 ("Lender").

RECITALS

A. Borrower and Lender have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 1, 2008 (as amended or modified to the date hereof, the "Loan Agreement");

B. The Loan Agreement terminates on September 15, 2010.

C. Pursuant to Section 17.2 of the Loan Agreement, renewal of Loan Agreement is automatic unless either party objects.

D. Borrower has objected to the automatic renewal of the Loan Agreement under the current terms and conditions, but is willing to amend the Loan Agreement.

E. Borrower has requested that Lender amend, and Lender has agreed to amend, the Loan Agreement to:

a. Waive the Early Termination Fee;

b. Increase the Interest Rate; from Prime plus 5.00% to Prime plus 6.00% with a 9.25% Floor;

c. Change the Loan Fee to $5,000 due on September 15, 2010;

d. Increase the Minimum Monthly Income to $3,500;

e. Change the Termination Date to November 30, 2010.

NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the parties hereby agree as follows:

AGREEMENT

1. Amendment of the Loan Agreement. The Loan Agreement is hereby amended as follows, effective as of the date hereof:

1.1 The term "Early Termination Fee" is waived;

1.2 The term "Interest Rate" is amended and shall read in its entirety "The greater of (a) SIX PERCENT (6.00%) per annum in excess of the Prime Rate, and (b) NINE AND A QUARTER PERCENT (9.25%) per annum. Any change in the Interest Rate shall be effective as of the date of any change in the Prime Rate."

1.3 The term "Loan Fee" is amended and shall read in its entirety "$5,000 due and payable on September 15, 2010";

1.4 The term "Minimum Monthly Income" is amended and shall be increased to $3,500.00;

1.5 The term "Termination Date" is amended and changed to "November 30, 2010".

2. Modification. Except as expressly modified hereby, the Loan Agreement shall remain unchanged and in full force and effect.

3. Conflicts. If a conflict exists between the provisions of the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

4. Further Assurances. Borrower agrees to make and execute such other documents as may be necessary or required to effectuate the terms and conditions of this Agreement.

5. Future Modifications. This Amendment does not entitle, or imply any consent or agreement to, any further or future modification of, amendment to, waiver of, or consent with respect to any provision of the Loan Agreement.

6. Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7. Headings. Section headings and numbers have been set forth for convenience only.

8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment, and any party delivering such an executed counterpart of the signature page to this Amendment by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Amendment to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SYNTHETECH, INC., an Oregon corporation

By: Gary Weber
Gary Weber
Title: Vice President of Finance, CFO

ACCESS BUSINESS FINANCE, LLC, a Washington limited liability company

By: ______________________
Douglas L. McDonald
Title: Manager